June 9,1997

Full House Resorts, Inc.
12555 High Bluff Drive, Suite 380
San Diego, California 92130

              Re: Registration Statement on Form S-8 for Option Agreement
                  Between Full House Resorts, Inc. and Allen E. Paulson; Option Agreement Between Full House Resorts, Inc. and William P. McComas; and Option Agreement Between Full House Resorts, Inc. and Ronald K. Richey.

Ladies and Gentlemen:

         On the date hereof, Full House Resorts, Inc., a Delaware corporation (the "Company"), sent for filing with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offering and sale by the Company of up to 750,000 shares of the Company's Common Stock, par value $.0001 per share (the "Common Stock"), pursuant to stock options ("Options") granted or to be granted under the option agreement between the Company and Allen E. Paulson, the option agreement between the Company and William P. McComas, and the option agreement between the Company and Ronald K. Richey. We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

         In connection therewith, we have examined and relied upon the original or a copy, certified to our satisfaction, of (i) the Articles of Incorporation and Bylaws of the Company; (ii) records of
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Full House Resorts
June 9, 1997
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corporate proceedings of the Company authorizing the option agreement between the Company and Allen E. Paulson, the option agreement between the Company and William P. McComas, and the option agreement between the Company and Ronald K. Richey; (iii) the Registration Statement and exhibits thereto; and (iv) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

         Based upon the foregoing examination, we are of the opinion that the Company presently has available at least 750,000 shares of authorized and unissued Common Stock from which the 750,000 shares of Common Stock proposed to be sold pursuant to the exercise of Options granted under the option agreement between the Company and Allen E. Paulson, the option agreement between the Company and William P. McComas, and the option agreement between the Company and Ronald K. Richey may be issued. In addition, assuming that the Company maintains an adequate number of authorized but unissued shares of Common Stock available for issuance to those persons who exercise their Options, and that the consideration for the underlying shares of Common Stock issued pursuant to the Options is actually received by the Company as provided in the option agreement between the Company and Allen E. Paulson, the option agreement between the Company and William P. McComas, and the option agreement between the Company and Ronald K. Richey, we are of the opinion that the shares of Common Stock issued pursuant to the exercise of Options granted under and in accordance with the terms of the option agreement between the Company and Allen E. Paulson, the option agreement between the Company and William P. McComas; and the option agreement between the Company and Ronald K. Richey will be duly and validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                  Sincerely,

                                  GREENBERG, TRAURIG, HOFFMAN,
                                  LIPOFF, ROSEN & QUENTEL, P.A.

                                  By:  /S/BERKOWITZ
                                       ---------------------------------
                                       Paul Berkowitz